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                                                                    Exhibit 1.10


                                1,000,000 SHARES
                                  COMMON STOCK
                               ($0.01 PAR VALUE)

                             UNDERWRITING AGREEMENT

                                                               December 10, 2002


A.G. EDWARDS & SONS, INC.
One North Jefferson Avenue
St. Louis, Missouri 63103

      The undersigned, Thornburg Mortgage, Inc., a Maryland corporation (the "Company"), hereby addresses A.G. Edwards & Sons, Inc., as the underwriter (the "Underwriter"), and hereby confirms its agreement with the Underwriter as follows:

      1. DESCRIPTION OF SHARES. The Company proposes to issue and sell to the Underwriter 1,000,000 shares (the "Firm Shares") of its common stock, par value $0.01 per share (the "Common Stock"). Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant to the Underwriter the right to purchase up to an additional 150,000 shares of Common Stock (the "Option Shares"), as provided in Section 3 of this Underwriting Agreement (this "Agreement"). The Firm Shares and the Option Shares are herein sometimes referred to as the "Shares" and are more fully described in the Prospectus (as defined below).

      2. PURCHASE, SALE AND DELIVERY OF FIRM SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $18.3825 per share, the Firm Shares and any additional number of Option Shares which the Underwriter may become obligated to purchase pursuant to Section 3 hereof.

      The closing of the sale and purchase of the Firm Shares shall take place at One North Jefferson Avenue, St. Louis, Missouri 63103 or at such other place as may be agreed upon between the Underwriter and the Company. Payment of the purchase price for the Firm Shares sold by the Company to the Underwriter shall be made by wire transfer of immediately available funds payable to the order of the Company against delivery of the definitive certificates for the Firm Shares to the Underwriter by full FAST transfer through the facilities of The Depository Trust Company ("DTC") for the account of the Underwriter. Such payment and delivery shall be made at 11:00 a.m., New York City time, on December 16, 2002, or at such other time and date not later than five full business days thereafter as the Underwriter and the Company may agree, such time and date of payment and delivery being herein called the "Closing Date."

      Any certificates for the Firm Shares to be so delivered will be made available to the Underwriter for inspection at its offices located at 77 Water Street, New York, New York ("Edwards' Office"), or such other place as the Underwriter and the Company may mutually agree upon, at least one full business day prior to the Closing Date and will be in such names and denominations as the Underwriter may request at least forty-eight hours prior to the Closing Date.

      It is understood that the Underwriter proposes to offer the Firm Shares to the public upon the terms and conditions set forth in the Registration Statement (as defined below) and the Prospectus.

      3. PURCHASE, SALE AND DELIVERY OF THE OPTION SHARES. The Company hereby grants an option to the Underwriter to purchase from it up to 150,000 Option Shares on the same terms and conditions as the Firm Shares; provided, however, that such option may be exercised only for the purpose of covering any over-allotments which may be made by the Underwriter in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

      The option is exercisable by the Underwriter at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday, Sunday or holiday, on the next day thereafter when the New York Stock Exchange (the "NYSE") is open for trading), for the purchase of all or part of the Option Shares covered thereby, by notice given by the Underwriter to the Company in the manner provided in Section 11 hereof, setting forth the number of Option Shares as to which the Underwriter is exercising the option and the date of delivery of such Option Shares, which date shall not be more than five business days after the date of such notice unless otherwise agreed to by the Underwriter and the Company. The Underwriter may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.

      Payment of the purchase price for the Option Shares sold by the Company to the Underwriter pursuant to the exercise of the option shall be made by wire transfer of immediately available funds payable to the order of the Company against delivery of the definitive certificates for such Option Shares to the Underwriter by full FAST transfer through the facilities of DTC for the account of the Underwriter. Such payment and delivery shall be made at 11:00 a.m., New York City time, on the date designated in the notice given by the Underwriter as provided for above (which may be the same as the Closing Date), unless some other date and time are agreed upon, which date and time of payment and delivery are called the "Option Closing Date."

      Any certificates for the Option Shares to be so delivered will be made available to the Underwriter for inspection at Edwards' Office, or such other place as the Underwriter and the Company may mutually agree upon, at least one full business day prior to the Option Closing Date and will be in such names and denominations as the Underwriter may request at least forty-eight hours prior to the Option Closing Date. On the Option Closing Date, the Company shall provide to the Underwriter such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Shares as are required to be delivered on the Closing Date with respect to the Firm Shares.

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company and, where applicable, Thornburg Mortgage Advisory Corporation, the Company's external manager (the "Manager"), represent and warrant to the Underwriter that:

            (a) The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "1933 Act"), with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (File No. 333-61966), including a prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, with respect to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "1934 Act"). The Company has prepared a prospectus supplement (the "Prospectus Supplement") to the prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. Except where the context otherwise requires, such registration statement, as amended when effective, including all exhibits and all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus subsequently filed with the SEC pursuant to


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Rule 424(b) under the 1933 Act, is herein called the "Registration Statement,"
and the prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act, is herein called the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement and the Prospectus shall be deemed to refer to and include any amendment or amendments to the Registration Statement or the Prospectus, as the case may be, as well as the filing after the execution hereof of any document with the SEC deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the SEC pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Shares.

            (b) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has been declared effective under the 1933 Act by the SEC. The Company has not received, and has no notice of, any order of the SEC preventing or suspending the use of the Registration Statement or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus Supplement has been or will be so prepared and will be filed pursuant to Rule 424(b) of the 1933 Act on or before the second business day following the date of this Agreement or on such other day as the Underwriter and the Company may mutually agree. Copies of the Registration Statement and the Prospectus, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto) have been delivered to the Underwriter and its counsel. Neither the Company nor the Manager has distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the 1933 Act.

            (c) Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the SEC, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the SEC and at the Closing Date and, if applicable, at the Option Closing Date, conformed or will conform in all material respects with the requirements of the 1933 Act. Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the SEC, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the SEC and at the Closing Date and, if applicable, at the Option Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriter that was furnished in writing to the Company by the Underwriter, specifically for use in the preparation thereof. Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, or, to the knowledge of the Company, is threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor has instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose.


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            (d)   The documents incorporated by reference in the Registration
Statement, the Prospectus or any amendment or supplement thereto, when they became or become effective under the 1933 Act or were or are filed with the SEC under the 1933 Act or the 1934 Act, as the case may be, conformed or will conform in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable.

            (e) The consolidated financial statements of the Company and the Subsidiaries (as defined below), together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus are accurate in all material respects and fairly present the financial condition of the Company and the Subsidiaries as of the dates indicated and the results of operations, changes in financial position, shareholders' equity and cash flows for the periods therein specified and are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company and the Subsidiaries, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the SEC's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be set forth or incorporated by reference in the Registration Statement or the Prospectus under the 1933 Act that are not so set forth or incorporated by reference therein.

            (f) The Prospectus delivered to the Underwriter for use in connection with this offering will be identical to the version of the Prospectus created to be transmitted to the SEC for filing via EDGAR, except to the extent permitted by Regulation S-T.

            (g) The Company has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule A annexed hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the charter and the bylaws of the Company and all amendments thereto have been delivered to the Underwriter and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if applicable, the Option Closing Date.

            (h) The Company has no "subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) other than Thornburg Mortgage Funding Corporation ("Funding I"), Thornburg Mortgage Acceptance Corporation ("Acceptance I"), Thornburg Mortgage Home Loans, Inc. ("TMHL"), Thornburg Mortgage Funding Corporation II ("Funding II") and Thornburg Mortgage Acceptance Corporation II ("Acceptance II") (each a "Subsidiary" and, collectively, the "Subsidiaries"). Each of the Subsidiaries has been duly formed and incorporated and is validly


                                       4
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existing as a corporation in good standing under the laws of the State of
Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule B annexed hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, and to conduct the business in which it is engaged and as described in the Prospectus. Each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the certificates of incorporation and of the bylaws of the Subsidiaries and all amendments thereto have been delivered to the Underwriter and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if applicable, the Option Closing Date.

            (i) Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company, directly or through TMHL, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claims. The Company directly owns 100% of each of Funding I, Acceptance I and TMHL. Funding II and Acceptance II are wholly owned by TMHL. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

            (j) The Manager has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule C annexed hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into this Agreement, and the Manager is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the certificate of incorporation and of the bylaws of the Manager and all amendments thereto have been delivered to the Underwriter and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if applicable, the Option Closing Date. The Manager has no "subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act).

            (k) TMA Mortgage Funding Trust I and TMA Mortgage Funding Trust II (collectively, the "Trusts") have each been duly formed and are validly existing as business trusts under the Delaware Business Trust Act, in good standing under the laws of Delaware, with full authority to perform all functions (i) which business trusts are authorized to perform and (ii) which are described in the Prospectus. The trustee for each of the Trusts is the Wilmington Trust Company.

            (l) Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) their respective charters, bylaws or organizational documents, as the case may be, or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries, any of the


                                       5
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Trusts or the Manager is a party or by which the Company, the Subsidiaries, the
Trusts, the Manager or any of their respective assets or properties may be bound or affected. Except as set forth in Schedule D annexed hereto, to the knowledge of the Company and the Manager, no other party under any contract or other agreement to which the Company or any of the Subsidiaries is a party is in default in any respect thereunder. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) any provision of the charter, bylaws or organizational documents, as the case may be, of the Company, any of the Subsidiaries, any of the Trusts or the Manager, (ii) any provision of any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries, any of the Trusts or the Manager is a party or by which the Company, any of the Subsidiaries, any of the Trusts or the Manager, or any of their respective assets or properties may be bound or affected, or, with respect to the Manager, which would have a material adverse effect on the ability of the Manager to perform its obligations under the Management Agreement, dated July 15, 1999, between the Company and the Manager, as amended on October 17, 2000 (the "Management Agreement"), or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries. Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager has, at any time during the past five years, (i) made any unlawful contributions to any candidate for any political office or failed fully to disclose any contribution in violation of law or (ii) made any payment to any state, federal or foreign government official or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

            (m) As of September 30, 2002, as of the date of this Agreement and as of the Closing Date, the Company had, has or will have an authorized, issued and outstanding capitalization as set forth under the headings "Actual" and "As Adjusted," respectively, in the section of the Prospectus Supplement entitled "Capitalization." All of the issued and outstanding shares of capital stock, including the Shares, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

            (n) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

            (o) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus and such description conforms to the rights set forth in the instruments defining the same. The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders.

            (p) The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and will be registered pursuant to Section 12 of the 1934 Act.


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
            (q) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction contemplated hereby other than (i) registration of the Shares under the 1933 Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or (iii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the NYSE.

            (r) Except for incentive awards to be granted under the Company's 2002 Long-Term Incentive Plan (the "Plan"), no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act (each, a "Person"), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issuance and sale of the Shares to the Underwriter hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Shares or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Shares or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.

            (s) PricewaterhouseCoopers LLP ("PWC"), whose report on the consolidated financial statements of the Company is filed with the SEC as part of the Registration Statement and Prospectus, are and, during the periods covered by their report, were independent public accountants as required by the 1933 Act. PWC is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

            (t) Each of the Company, the Subsidiaries, the Trusts and the Manager has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business as described in the Prospectus, except where the failure to obtain such licenses, permits, authorizations, consents and approvals would not have a Material Adverse Effect. Each of the Company, the Subsidiaries, the Trusts and the Manager has obtained all accreditation or certification required by any applicable law from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus. Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager is in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any of the Subsidiaries, any of the Trusts or the Manager.

            (u) The descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no legal or governmental proceedings, contracts, leases or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company, any of the Subsidiaries, any of the Trusts or the Manager, as the case may be, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Subsidiaries, the Trusts or the Manager, as the case may be, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

            (v) There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the Company's knowledge, threatened to which the Company, any of the Subsidiaries, any of the Trusts or the Manager or any of their respective officers or directors is a party or of which the properties or other assets of any such entity is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order.

            (w) During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the SEC all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the 1934 Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the 1934 Act. As of the date of this Agreement, the aggregate market value of the Company's voting stock held by nonaffiliates of the Company was equal to or greater than $150 million.

            (x) Except as disclosed in the Prospectus (excluding any disclosure contained in any amendment or supplement to, or incorporated by reference into, the Prospectus after the date of this Agreement), since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change in the condition (financial or otherwise), business, net worth, properties, assets or results of operations of the Company, the Subsidiaries and the Trusts, taken as a whole. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and during the time that a prospectus relating to the Shares is required to be delivered under the 1933 Act, there has not been and will not be
(i) any transaction which is material to the Company, the Subsidiaries and the Trusts, except transactions in the ordinary course of business, (ii) any obligation, direct or contingent, which is material to the Company, the Subsidiaries and the Trusts taken as a whole, incurred by the Company, the Subsidiaries or the Trusts, except obligations incurred in the ordinary course of business, (iii) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, or (iv) except for regular quarterly dividends on the Common Stock and the 9.68% Cumulative Convertible Series A Preferred Stock in amounts per share that are consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Neither the Company, the Subsidiaries nor the Trusts has any material contingent obligation which is not disclosed in the Registration Statement or Prospectus.

            (y) There are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

            (z) Neither the Company, the Subsidiaries nor the Trusts has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect. Since it first became a publicly-registered entity, the Company has not filed a report pursuant to Section 13(a) or 15(d) of the 1934 Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect.

            (aa) Each of the Company, the Subsidiaries, the Trusts, the Manager and each of their respective officers, directors and controlling Persons has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the

Shares or (ii) since the filing of the Registration Statement (except pursuant to the Company's dividend reinvestment and stock purchase plan (the "DRSPP"), the Company's sales agreements with Cantor Fitzgerald & Co. and the public offerings completed in the third quarter and the fourth quarter of 2001 and the first quarter of 2002) (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock or (B) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

            (bb) The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

            (cc) Except as set forth in Schedule E annexed hereto, neither the Company nor any of the Subsidiaries, the Trusts or its affiliates (including the Manager) (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the 1934 Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers ("NASD")) any member firm of the NASD.

            (dd) The Company has not relied upon the Underwriter or its legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

            (ee) As of the date of this Agreement, the investment portfolio (other than cash and cash equivalents) of the Company consists of adjustable-rate mortgage securities and adjustable-rate mortgage loans. As of the date of this Agreement, the derivative financial instruments held by the Company consist solely of interest rate cap agreements, interest rate options contracts, interest rate swap agreements and eurodollar futures contracts. As of the date of this Agreement and except as otherwise disclosed in the Prospectus, the Company has no plan or intention to materially alter its stated investment policies and operating policies and strategies, as such are described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, including making any change to any stated investment percentages or guidelines or the stated equity-to-assets ratio currently employed by the Company, the Subsidiaries and the Trusts. The Company, the Subsidiaries and the Trusts have good and marketable title to all properties and assets owned, directly or indirectly, by the Company, the Subsidiaries and the Trusts, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not interfere with the use made or proposed to be made of such property or asset by the Company, the Subsidiaries and the Trusts. Except for "real estate owned" properties owned by the Company as a result of foreclosures on delinquent loans, the Company, the Subsidiaries and the Trusts do not own any real property. Any real property and buildings held under lease by the Company, the Subsidiaries and the Trusts are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and the Subsidiaries.

            (ff) Each of the Company, the Subsidiaries and the Trusts has filed all federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and has paid taxes shown as due thereon (or that are otherwise due and payable), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Neither the Company nor the Manager has knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company, any of the Subsidiaries or any of the Trusts. To the knowledge of the Company and the Manager, there are no tax returns of the Company, the Subsidiaries or the Trusts that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

            (gg) The Company and each of the Subsidiaries and the Trusts owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intellectual property rights and know-how (collectively, "Intangibles") necessary to entitle the Company, the Subsidiaries and the Trusts to conduct their business as described in the Prospectus, and the Company, the Subsidiaries and the Trusts have not received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

            (hh) TMHL owns or possesses adequate and validly issued licenses, or is otherwise authorized by law, to originate loans as a mortgage lender in all states in which TMHL has originated or is currently originating loans. As of the date of this Agreement, TMHL is licensed, or is otherwise authorized by law, to originate loans in each of the jurisdictions set forth on Schedule F annexed hereto. To the knowledge of the Company and the Manager, all third-party service providers used, employed, hired or otherwise contracted with by the Company or any of the Subsidiaries have obtained all necessary licenses or other relevant authorization to do business in all jurisdictions in which such third-party service providers do business on behalf of the Company or the Subsidiaries.

            (ii) Each of the Company, the Subsidiaries, the Trusts and the Manager maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (jj) Each of the Company, the Subsidiaries and the Trusts is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged, including, but not limited to, directors' and officers' insurance and insurance covering real and personal property owned or leased by the Company, the Subsidiaries and the Trusts against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company, the Subsidiaries, the Trusts nor the Manager has been refused any insurance coverage which has been sought and applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (kk) Neither the Company, the Subsidiaries, the Trusts nor the Manager is in violation, and has not received notice of any violation with respect to, any applicable local, state or federal environmental, safety or similar law applicable to the business of the Company, the Subsidiaries and the Trusts. Each of the Company, the Subsidiaries, the Trusts and the Manager has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and each of the Company, the Subsidiaries, the Trusts and the Manager is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

            (ll) Neither the Company, the Subsidiaries, the Trusts nor any of their affiliates has incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriter pursuant to this Agreement.

            (mm) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company, the Subsidiaries, the Trusts or the Manager which are likely to have individually or in the aggregate a Material Adverse Effect. None of the employees of the Company, the Subsidiaries or the Trusts is represented by a union and, to the knowledge of the Company, no union organizing activities are taking place. To the knowledge of the Company and the Manager, neither the Company, the Subsidiaries, the Trusts nor the Manager has violated any federal, state or local law relating to discrimination in hiring, promotion or pay of employees, or any applicable wage or hour laws, or the rules and regulations thereunder, which might, individually or in the aggregate, result in a Material Adverse Effect.

            (nn) Neither the Company, the Subsidiaries, the Trusts nor, to the knowledge of the Company and the Manager, any employee or agent of the Company, the Subsidiaries or the Trusts, has made any payment of funds of the Company, the Subsidiaries or the Trusts, or received or retained any funds, in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus. No relationship, direct or indirect, exists between or among the Company, the Subsidiaries, the Trusts or the Manager, on the one hand, and the directors, officers and stockholders of the Company, the Subsidiaries, the Trusts or the Manager, on the other hand, which is required by the 1933 Act to be described in the Registration Statement and the Prospectus that is not so described.

            (oo) The Company, for all taxable years commencing with the taxable year ended December 31, 1993, and each of the Subsidiaries, since its respective date of inception, have been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The proposed method of operation of the Company and each of the Subsidiaries and the Trusts as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

            (pp) Neither the Company nor any of the Subsidiaries or the Trusts is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (qq) The Manager has full legal right, power and authority to perform its duties in accordance with and under the Management Agreement and to consummate the transactions contemplated therein. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles. To the knowledge of the Company and the Manager, there is no breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), the Management Agreement by the Manager.

            (rr) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, the Trusts or the Manager, on the one hand, and the directors, officers, stockholders or trustees of the Company, any of the Subsidiaries, the Trusts or the Manager, on the other hand, which is required by the rules of the NASD to be described in the Registration Statement and the Prospectus which is not so described. Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries or the Trusts to or for the benefit of any of the officers or directors of the Company, any of the Subsidiaries or the Manager or any of the members of the families of any of them.

            (ss) The Company, the Subsidiaries and the Trusts are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"). No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the Subsidiaries and the Trusts would have any liability. The Company, the Subsidiaries and the Trusts have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code. Each "pension plan" for which the Company, the Subsidiaries or the Trusts would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (tt) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

      5. ADDITIONAL COVENANTS. The Company hereby covenants and agrees with the Underwriter that:

            (a) The Company will furnish such information as may be required and otherwise will cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Underwriter may designate and maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares). The Company will promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (b) The Company will prepare the Prospectus in a form approved by the Underwriter and file such Prospectus with the SEC pursuant to Rule 424(b) under the 1933 Act not later than 10:00 a.m., New York City time, on or before the second business day following the date of this Agreement or on such other day as the parties may mutually agree and will furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m., New York City time, on or before the second business day following the date of this Agreement or on such other day as the parties may mutually agree) to the Underwriter copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the version created to be transmitted to the SEC for filing via EDGAR, except to the extent permitted by Regulation S-T.

            (c) The Company will advise the Underwriter immediately, confirming such advice in writing, of (i) the receipt of any comments from the SEC relating to the Registration Statement or the Prospectus or, prior to the termination of the offering contemplated in this Agreement, any other filing of the Company under the 1933 Act or the 1934 Act, (ii) any request by the SEC for amendments or supplements to the Prospectus or, prior to the termination of the offering contemplated in this Agreement, the Registration Statement or for additional information with respect thereto, (iii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, (iv) the suspension of the qualification of the Shares for offering or sale in any jurisdiction or (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the SEC or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible. The Company will promptly provide the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Shares under the 1933 Act or, prior to the termination of the offering contemplated in this Agreement, relating to any documents incorporated by reference into the Registration Statement or the Prospectus. The Company will advise the Underwriter promptly of any proposal to amend or supplement the Prospectus or, prior to the termination of the offering contemplated in this Agreement, the Registration Statement, including by filing any documents that would be incorporated therein by reference, will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement and will not file any such amendment or supplement to which the Underwriter shall object in writing.

            (d) The Company will use its best efforts to advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing when, prior to the termination of the offering contemplated in the Agreement, any post-effective amendment to the Registration Statement becomes effective under the 1933 Act.

            (e) The Company will furnish to the Underwriter for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the SEC on Forms 10-K, 10-Q and 8-K or such other similar form as may be designated by the SEC, (iii) if different than the items contained in clauses (i) and (ii) above, copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed (other than correspondence or other similar communications) and (iv) such other information as the Underwriter may reasonably request regarding the Company, the Subsidiaries or the Trusts, in each case as soon as such communications, documents or information become available.

            (f) The Company will advise the Underwriter promptly of the happening of any event known to the Company or the Manager within the time during which a Prospectus relating to the Shares is required to be delivered under the 1933 Act which would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law. If within the time during which a Prospectus relating to the Shares is required to be delivered under the 1933 Act any event shall occur or condition shall exist which, in the reasonable opinion of the Company, the Underwriter or their respective counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and furnish to the Underwriter copies of the proposed amendment or supplement before filing any such amendment or supplement with the SEC and thereafter promptly furnish, at the Company's own expense, to the Underwriter and to dealers copies in such quantities and at such locations as the Underwriter may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Prospectus will comply with the law.

            (g) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the 1933 Act but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the 1933 Act that shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

            (h) The Company will furnish to the Underwriter a signed copy of the Registration Statement, as initially filed with the SEC, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and such number of conformed copies of the foregoing (other than exhibits) as the Underwriter may reasonably request.

            (i) The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

            (j) The Company will use its best efforts to furnish to the Underwriter, not less than two business days before a filing with the SEC during the period referred to in paragraph (f) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the 1934 Act and during such period to file all such documents in a manner and within the time periods required by the 1934 Act.

            (k) The Company will furnish to the Underwriter, as early as practicable prior to the Closing Date and the Option Closing Date, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company, the Subsidiaries and the Trusts which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(f) hereof.

            (l) The Company, the Subsidiaries and the Trusts will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company, the Subsidiaries and the Trusts, (iii) access to the assets of the Company, the Subsidiaries and the Trusts is permitted only in accordance with management's authorization and (iv) the recorded accounts of the assets of the Company, the Subsidiaries and the Trusts are compared with existing assets at reasonable intervals.

            (m) Neither the Company, the Subsidiaries, the Trusts nor the Manager will sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement, or amend any effective registration statement under the 1933 Act relating to, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for shares of capital stock, or publicly disclose the intention to make any such offer, sale, contract to sell, pledge, disposition, filing or amendment, for a period of 90 days after the date hereof, without the prior written consent of the Underwriter, which consent will not be unreasonably withheld. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) shares of

Common Stock issued pursuant to the DRSPP, (iii) the grant of awards pursuant to the Plan, (iv) the filing of any amendment to the Registration Statement and/or any new registration statement on Form S-3 by the Company for the purpose of registering shares of Common Stock in contemplation of any "at the market" offering of such shares pursuant to Rule 415(a)(4) promulgated under the 1933 Act (a "Rule 415(a)(4) Offering") or any off-market offering following the expiration of a period of 30 days after the date hereof; provided, however, that any such filing shall be in compliance with the conditions set forth in this
Section 5 or (v) the issuance and sale of shares of Common Stock by the Company in any Rule 415(a)(4) Offering or any off-market offering that is in compliance with all applicable securities laws and the rules and regulations of the NYSE following the expiration of a period of 30 days after the date hereof.

            (n) The Company will use its best efforts to cause each officer and director of the Company to furnish to the Underwriter, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit A attached hereto, pursuant to which each such person shall agree not to sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for shares of capital stock of the Company for a period of 45 days after the date hereof, without the prior written consent of the Underwriter. The foregoing sentence shall not apply to any shares of Common Stock sold by any such officer or director to the Company, at the current market value, as reported on the NYSE, at the time of any such sale, pursuant to a stock repurchase plan instituted by the Company and approved by the Company's Board of Directors, which is in compliance with all applicable securities laws and the rules and regulations of the NYSE.

            (o) The Company will use its best efforts to cause the Shares to be listed on the NYSE and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE.

            (p) The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

            (q) Prior to termination of the offering contemplated by this Agreement, neither the Company, the Subsidiaries, the Trusts nor the Manager will (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay any Person (other than as contemplated by the provisions hereof) any compensation for soliciting purchases of the Shares, or (iii) pay or agree to pay to any Person any compensation for soliciting any order to purchase any other securities of the Company.

            (r) The Company will comply with all requirements imposed upon it by the 1933 Act and the 1934 Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

            (s) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended, or with an applicable no-action letter to or on behalf of the Company from the Commodity Futures Trading Commission. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to or on behalf of the Company from the Commodity Futures Trading Commission.

            (t) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

            (u) The Company and the Subsidiaries have been organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the Company's proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years.

            (v) The Company will not be or become, at any time prior to the expiration of three years after the date of this Agreement, an "investment company," as such term is defined in the Investment Company Act.

            (w)   The Company has retained PWC (for all periods after January 1,
1999) as its qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and the Company's exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code and the Company's exempt status under the Investment Company Act.

            (x) Prior to the Closing Date (and, if applicable, the Option Closing Date), neither the Company, the Subsidiaries, the Trusts nor the Manager will issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the Subsidiaries or the Trusts, the financial condition, results of operations, business, properties, assets or liabilities of the Company, the Subsidiaries or the Trusts, or the offering of the Shares, without the Underwriter's prior written consent, which shall not be unreasonably withheld.

            (y) The Company, the Subsidiaries and the Trusts will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its Chief Executive Officer and Principal Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company, the Subsidiaries and the Trusts is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

            (z) The Company, the Subsidiaries and the Trusts will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

      6. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company and the Manager contained herein, to the performance by the Company of its covenants and obligations hereunder, and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 1:00 p.m., New York City time, on the date hereof, or, with the consent of the Underwriter, at a later date and time, not later than 5:00 p.m., New York City time, on the first business day following the date hereof, or at such later date and time as may be approved by the Underwriter. All filings required by Rule 424 and Rule 430A of the 1933 Act shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter.

            (b) The Underwriter shall not have advised the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date) that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c)   On the Closing Date (and, if applicable, the Option Closing
Date), the Underwriter shall have received the opinion of Dechert, counsel for the Company, addressed to the Underwriter and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with the corporate power and corporate authority to own, lease and operate its assets and properties and conduct its business as described in the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated.

                  (ii) The Subsidiaries and the Manager have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware, with the corporate power and corporate authority to own, lease and operate their assets and properties and conduct their business as described in the Prospectus.

                  (iii) The Trusts have each been duly formed and are validly existing as business trusts under the Delaware Business Trust Act in good standing under the laws of Delaware, with the authority to perform all functions (i) which business trusts are authorized to perform and (ii) which are described in the Prospectus.

                  (iv) The Company, the Subsidiaries, the Trusts and the Manager are duly licensed or qualified by each jurisdiction listed on Schedule A to such opinion.

                  (v) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and the Manager. This Agreement has been duly authorized, executed and delivered by the Company and the Manager.

                  (vi) The Shares have been duly authorized by the Company and, when issued and delivered to and paid for by the Underwriter, will be duly and validly issued and will be fully paid and non-assessable. The Shares when issued and outstanding will conform in all material respects with the description thereof contained in the Prospectus. The certificates for the Shares are in due and proper form and comply with all applicable requirements of the General Corporation Law of the State of Maryland (the "MGCL"), with any applicable requirements of the Company's charter and by-laws and with the requirements of the NYSE. No holder of the Shares is or will be subject to personal liability, under the MGCL or the Company's charter or by-laws, by reason of being a holder.

                  (vii) The Company has an authorized capitalization as set forth in the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the Prospectus.

                  (viii) The issuance of the Shares is not subject to preemptive or other similar rights of any stockholder of the Company arising by operation of the MGCL or under the Company's charter or by-laws or, to the knowledge of such counsel, any contractual preemptive rights, resale rights, rights of first refusal or similar rights. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and, to the best of such counsel's knowledge, no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into, exercisable, exchangeable or redeemable for shares of capital stock of the Company. No holder of any security of the Company has the right to require any security owned by such holder to be included for registration in the Registration Statement.

                  (ix) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Schedule A to such opinion.

                  (x) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express an opinion) on the date of filing with the SEC and at the Closing Date (and, if applicable, the Option Closing Date) complied as to form in all material respects with the requirements of the 1933 Act and the 1934 Act, including, without limitation, Item 503 of Regulation S-K.

                  (xi) The Registration Statement has been declared effective under the 1933 Act, the Prospectus has been filed as required by this Agreement and, to the best of such counsel's knowledge, no stop order has been issued or proceedings with respect thereto pending, contemplated or threatened under the 1933 Act and any required filings of the Prospectus and any supplement thereto pursuant to Rule 424 under the 1933 Act have been made in the manner and within the time period required by such Rule 424.

                  (xii) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the authorization, issuance, transfer, sale and delivery of the Shares and the consummation by the Company of the transaction as contemplated by this Agreement or with the taking by the Company of any action contemplated thereby other than registration of the Shares under the 1933 Act and except as may be required under state securities laws or by the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriter of the Shares.

                  (xiii) The execution, delivery and performance of this Agreement by the Company and the Manager and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of or constitute a default under, nor cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of) (i) any provisions of the charter, bylaws or other organizational documents, as the case may be, of the Company, the Subsidiaries, the Trusts or the Manager, (ii) any provision of any contract, document or other agreement or instrument listed on Schedule B to such opinion, (iii) the MGCL or the Delaware General Corporation Law (the "DGCL") or any federal law, regulation or rule or any decree, judgment or order applicable to the Company, the Subsidiaries or the Trusts, or (iv) any existing obligation of the Company under any court or administrative order, judgment or decree of which such counsel has knowledge, or violate applicable provisions of the MGCL, the DGCL or any statute or regulation of the United States.

                  (xiv) All descriptions in the Registration Statement and Prospectus (i) under the captions "Prospectus Supplement Summary," "Price Range of Common Stock and Dividends," "Capitalization," "Compliance with REIT Requirements and Investment Company Act of 1940," "Manager," "About This Prospectus," "Risk Factors," "Description of Stock," "Federal Income Tax Considerations," and "Plan of Distribution" of statutes, regulations, legal and governmental proceedings or other legal matters, or (ii) of contracts, instruments, leases, licenses and other agreements (collectively, the "Documents"), are accurate and fairly present the information required to be shown and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required, or of any Documents of a character required to be described in the Registration Statement or Prospectus that are not described as required, and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference into the Registration Statement.

                  (xv) To the best of such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company, the Subsidiaries, the Trusts or the Manager are subject or of which any of their assets or properties are subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described or which (i) seek to challenge the legality or enforceability of this Agreement, (ii) seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, or incorporated by reference as exhibits to the Registration Statement, (iii) seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iv) except as set forth in or contemplated by the Registration Statement and the Prospectus, seek money damages or seek to impose criminal penalties upon the Company, the Subsidiaries, the Trusts or the Manager, or any of their respective officers or directors in their capacities as such or (v) seek to enjoin any of the business activities of the Company, the Subsidiaries, the Trusts or the Manager or the transactions described in the Prospectus.

                  (xvi) The statements made in the Prospectus under the "Description of Stock," "Plan of Distribution" and "Risk Factors" and in the Registration Statement in Item 15 of Part II, to the extent that they constitute summaries of provisions of the Company's charter and bylaws or matters of law or legal conclusions, have been reviewed by such counsel and are accurate summaries, in all material respects.

                  (xvii) The documents incorporated by reference into the Registration Statement and Prospectus, when they became effective or were filed (or, if an amendment with respect to any such document was filed when such amendment was filed) with the SEC, complied as to form in all material respects with the 1934 Act (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express an opinion).

                  (xviii) Each of the Company, the Subsidiaries and the Trusts is not and will not, upon consummation of the transactions contemplated by this Agreement, be an "investment company," or a "promoter" or "principal underwriter" for, a "registered investment company," as such terms are defined in the Investment Company Act, or a "broker" within the meaning of
      Section 3(a)(4) of the 1934 Act or a "dealer" within the meaning of
      Section 3(a)(5) of the 1934 Act or required to be registered pursuant to
      Section 15(a) of the 1934 Act.

                  (xix) The Company, for all taxable years commencing with the taxable year ended December 31, 1993, and each of the Subsidiaries, since its respective date of inception, have been, and upon the sale of Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under Sections 856 through 860 of the Code. To the extent that the foregoing opinion refers to any period prior to the taxable year beginning January 1, 2002, such opinion is solely based on the opinion of Falk, Shaff & Ziebell LLP (which Falk, Shaff & Ziebell LLP has permitted such counsel to rely upon and such reliance is expressly permitted by the Underwriter). The proposed method of operation of the Company and each of the Subsidiaries and the Trusts as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and, to the best knowledge of such counsel, no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The disclosure contained in the Prospectus under the caption "Federal Income Tax Considerations," to the extent such information constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

                  (xx) The Shares have been duly authorized for listing by the NYSE, subject to official notice of issuance.

      Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with the Underwriter and its counsel and with officers and representatives of the Company and its independent accountants, at which conferences the contents of the Registration Statement and the Prospectus (including all documents filed under the 1934 Act and deemed incorporated by reference therein) were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in light of such counsel's understanding of applicable law and the experience gained by such counsel through their practice thereunder, without such counsel assuming responsibility for, or independently verifying, the accuracy and completeness of such statements, except to the extent expressly provided above in the applicable opinion paragraph preceding this paragraph, such counsel shall confirm that nothing came to their attention that would lead them to believe that either the Registration Statement (including any document filed under the 1934 Act and deemed incorporated by reference therein), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Prospectus or any amendment or supplement thereto (including any document filed under the 1934 Act and deemed incorporated by reference therein) as of its respective issue date and as of the Closing Date, or, if applicable, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for in each of the above cases the financial statements and schedules and other financial or statistical data as to which such counsel need express no opinion).

      In rendering the foregoing opinion, such counsel may rely as to matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company. In rendering the foregoing opinions, all statements and opinions given "to the knowledge of such counsel" (or similar phrases) shall refer to the actual present knowledge of the attorneys of such firm who have devoted substantive attention to the offering and related matters (and who shall be named in such opinion), and not to the knowledge of the firm or its partners or employees generally, and all such statements and opinions given to the knowledge of such counsel shall be supported, as to matters of fact, by officer's certificates obtained from the Company, the Subsidiaries or the Trusts, as appropriate, executed copies of which shall be delivered to the Underwriter on the Closing Date.

            (d) The Underwriter shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Clifford Chance US LLP, counsel to the Underwriter, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as the Underwriter may reasonably require and the Company shall have furnished to such counsel such documents as it reasonably requests for the purposes of enabling it to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained. In rendering the foregoing opinion or opinions, such counsel may rely, as to matters involving the laws of the State of Maryland, upon the opinion or opinions addressed to the Underwriter of Dechert, counsel for the Company.

            (e) The Underwriter shall have received at or prior to the Closing Date from Clifford Chance US LLP a memorandum or memoranda (a "Blue Sky Memorandum"), in form and substance satisfactory to the Underwriter, with respect to the qualification for offering and sale by the Underwriter of the Shares under state securities or blue sky laws of such jurisdictions as the Underwriter may have designated to the Company.

            (f) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), the Underwriter shall have received from PWC a letter, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), in the form and substance satisfactory to the Underwriter, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and stating to the effect set forth in Schedule G hereto.

      In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriter that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriter deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Underwriter, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement and the Prospectus.

            (g) Except as contemplated in the Prospectus, (i) neither the Company, the Subsidiaries nor the Trusts shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company, the Subsidiaries nor the Trusts shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Company, the Subsidiaries and the Trusts or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the

Company, the Subsidiaries and the Trusts, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

            (h) Between the time of execution of this Agreement and the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the 1933 Act.

            (i) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or The Nasdaq National Market or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE or the establishing on such exchange by the SEC or by such exchange of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

            (j) The Underwriter shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the President and the Chief Financial Officer of the Company, in their capacities as such, stating that:

                  (i) the condition set forth in Section 6(a) has been fully satisfied;

                  (ii) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (iii) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth and there has been no document required to be filed under the 1934 Act that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

                  (iv) all representations and warranties made herein by the Company and the Manager are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company;

                  (v) neither the Company, the Subsidiaries nor the Trusts has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

                  (vi) except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company, the Subsidiaries nor the Trusts has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company, the Subsidiaries or the Trusts; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company, the Subsidiaries or the Trusts or any material adverse change or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company, the Subsidiaries or the Trusts taken as a whole; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock;

                  (vii) there has not been any change or decrease specified in paragraph 6 of the letter or letters delivered to the Underwriter referred to in Section 6(f) above, except those changes and decreases that are disclosed therein; and

                  (viii) covering such other matters as the Underwriter may reasonably request.

            (k) The Company shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on its part to be performed or any of the conditions herein contained and required to be performed or satisfied by it at or prior to such Closing Date.

            (l) The Company shall have furnished to the Underwriter at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as the Underwriter may have reasonably requested.

            (m) The Shares shall have been approved for trading upon official notice of issuance on the NYSE.

            (n) The Underwriter shall have received duly and validly executed letter agreements referred to in Section 5(n) hereof.

            (o) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (p) All filings with the SEC required by Rule 424 under the 1933 Act to have been filed by the Closing Date or the Option Closing Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

      All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter and to Clifford Chance US LLP, counsel to the Underwriter. The Company will furnish the Underwriter with such signed and conformed copies of such opinions, certificates, letters and documents as the Underwriter may request.

      If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by the Underwriter in writing, this Agreement may be terminated by the Underwriter on notice to the Company.

      7.    INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company will indemnify and hold harmless the Underwriter for and against any losses, damages or liabilities to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (the "Blue Sky Application"), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Company); provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter expressly for use in the preparation thereof (as provided in Section 12 hereof).

            (b) The Underwriter will indemnify and hold harmless the Company for and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter, expressly for use in the preparation thereof (as provided in Section 12 hereof), and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriter).

            (c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault, as applicable, of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this
Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute any amount in excess of the total discounts and commissions received by the Underwriter with respect to the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each Person, if any, who controls the Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

            (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

            8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. The respective representations, warranties, agreements and statements of the Company, the Manager and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Shares hereunder.

      9.    TERMINATION.

            (a) This Agreement may be terminated by the Underwriter at any time at or prior to the Closing Date by notice to the Company if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 10 hereof.

            (b) This Agreement also may be terminated by the Underwriter by notice to the Company, as to any obligation of the Underwriter to purchase the Option Shares, if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Option Closing Date.

      If the Underwriter terminates this Agreement as provided in this Section 9, the Underwriter shall notify the Company by telephone or telegram, confirmed by letter.

      10. COSTS AND EXPENSES. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the Underwriter of the Shares, the filing fees of the SEC and the fees and expenses of the Company's counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, the Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Blue Sky Memorandum, and any instruments or documents related to any of the foregoing,
(c) the furnishing of copies of such documents to the Underwriter, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriter relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriter relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Shares for trading on the NYSE, (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares, and (i) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, that the Underwriter will bear and pay the fees and expenses of the Underwriter's counsel (except as provided in this Section 10), the Underwriter's out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriter incident to the public offering of the Shares.

      If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 9(a), the Company shall reimburse the Underwriter for all of their out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriter.

      11. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriter shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Director, Corporate Finance, facsimile number

(314) 955-6996 (with a copy to Clifford Chance US LLP, Attention: Timothy W. Korth, facsimile number (212) 878-8375), or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501,
Attention: Larry Goldstone, President (with a copy to Dechert, Attention:
Michael Jeffers, facsimile number (949) 442-6010).

      12. INFORMATION FURNISHED BY THE UNDERWRITER. The statements set forth in (i) the second to last paragraph of the cover page of the Prospectus Supplement and (ii) the statements in the third and sixth paragraphs, the first sentence of the tenth paragraph and the first and third sentence of the twelfth paragraph under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished by the Underwriter, as such information is referred to in Section 4(c) and Section 7 hereof.

      13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and, to the extent provided in Sections 7 and 8, the officers and directors of the Company and each person who controls the Company or the Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from the Underwriter shall be construed a successor or assign by reason merely of such purchase.

      14. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      15. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

      16.   TIME OF ESSENCE. Time shall be of the essence of this Agreement.

      17. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

      If the foregoing correctly sets forth the understanding among the Company, the Manager and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Manager and the Underwriter.

                                Very truly yours,

                                THORNBURG MORTGAGE, INC.


                                By: /s/ Larry A. Goldstone
                                    --------------------------------------------
                                    Name:  Larry A. Goldstone
                                    Title: President and Chief Operating Officer




A.G. EDWARDS & SONS, INC.


By: /s/ A. Kendall Raine, III
    -------------------------------------
    Name:  A. Kendall Raine, III
    Title: Vice President


Accepted and agreed to as of the date
first above written, only as to the
representations and warranties of the
Manager as set forth in Section 4 hereof.


THORNBURG MORTGAGE ADVISORY CORPORATION


By: /s/ Garrett Thornburg
    -------------------------------------
    Name:  Garrett Thornburg
    Title: Chief Executive Officer

                                   SCHEDULE A


             LIST OF JURISDICTIONS IN WHICH THORNBURG MORTGAGE, INC.
                      IS QUALIFIED AS A FOREIGN CORPORATION

                                   New Mexico


                                  Schedule A-1

                                   SCHEDULE B


          LIST OF JURISDICTIONS IN WHICH EACH SUBSIDIARY IS QUALIFIED
                            AS A FOREIGN CORPORATION

Subsidiaries of Thornburg Mortgage, Inc.:

Thornburg Mortgage Acceptance Corporation -     None

Thornburg Mortgage Funding Corporation -        None

Thornburg Mortgage Home Loans, Inc. -           Arizona
                                                California
                                                Connecticut
                                                Delaware
                                                Florida
                                                Georgia
                                                Idaho
                                                Illinois
                                                Kentucky
                                                Louisiana
                                                Maine
                                                Massachusetts
                                                Michigan
                                                Minnesota
                                                Montana
                                                New Mexico
                                                New York
                                                North Carolina
                                                North Dakota
                                                Oregon
                                                Rhode Island
                                                South Carolina
                                                Tennessee
                                                Utah
                                                Vermont
                                                Virginia
                                                West Virginia
                                                Wisconsin

(See Schedule F for jurisdictions in which Thornburg Mortgage Home Loans, Inc. is authorized or licensed to originate loans.)

Subsidiaries of Thornburg Mortgage Home Loans, Inc.:

Thornburg Mortgage Acceptance Corporation II -  None

Thornburg Mortgage Funding Corporation II -     None


                                  Schedule B-1

                                   SCHEDULE C


     LIST OF JURISDICTIONS IN WHICH THORNBURG MORTGAGE ADVISORY CORPORATION
                     IS QUALIFIED AS A FOREIGN CORPORATION

                                   New Mexico


                                  Schedule C-1

                                   SCHEDULE D


                                     None.


                                  Schedule D-1

                                   SCHEDULE E


                   REQUIREMENTS TO REGISTER AS BROKER/DEALER;
                    RELATIONSHIPS WITH MEMBER FIRMS OF NASD

Thornburg Securities Corporation, an affiliate of Thornburg Mortgage, Inc., is registered as a broker/dealer and is a member of the NASD.


                                  Schedule E-1

                                   SCHEDULE F


           JURISDICTIONS IN WHICH THORNBURG MORTGAGE HOME LOANS, INC.
                  IS AUTHORIZED OR LICENSED TO ORIGINATE LOANS

STATES WHERE TMHL HAS OBTAINED LICENSES TO LEND:

Alabama           Massachusetts
Alaska            Michigan
Arizona           Minnesota
California        Nebraska
Connecticut       New Mexico
Delaware          North Carolina
Florida           North Dakota
Georgia           Oregon
Idaho             South Dakota
Illinois          Tennessee
Iowa              Utah
Louisiana*        Vermont
Maine             Virginia
Maryland          West Virginia
                  Wisconsin

STATES WHERE LICENSING IS NOT REQUIRED:

Colorado          Montana
Indiana           South Carolina
Kentucky          Wyoming

STATES WITH A LICENSE EXEMPTION:

Arkansas          Ohio
Mississippi       Missouri
Oklahoma          Texas
Nevada

STATES IN WHICH APPLICATIONS ARE PENDING:

New York


* Under Louisiana law, Thornburg Mortgage Home Loans, Inc. is exempt. However, if a company is exempt it is required to obtain a registration certificate which the state calls a "license."


                                  Schedule F-1

                                   SCHEDULE G


      Pursuant to Section 6(f) of the Underwriting Agreement, PWC shall furnish a letter to the Underwriter to the effect that:

(1) They are independent certified public accountants with respect to the Company, the Subsidiaries and the Trusts within the meaning of the 1933 Act and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(2) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act with respect to Registration Statement on Form S-3; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants ("AICPA") of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriter.

(3) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statements of the Company, Subsidiaries and the Trusts, inspection of the minute books of the Company, the Subsidiaries and the Trusts since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company, the Subsidiaries and the Trusts responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(a) any material modifications should be made to the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles, or the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

(b) any other unaudited income statement data and balance sheet items included or incorporated by reference in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Prospectus.

(c) the unaudited financial statements which were not included or incorporated by reference in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Prospectus.

(d) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

(e) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company, the Subsidiaries and the Trusts, or any decreases in consolidated working capital, net current assets or net assets, or any changes in any other items specified by the Underwriter, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

(f) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or any changes in any other items specified by the Underwriter, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriter, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

(4) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter, which are derived from the general accounting records of the Company, the Subsidiaries and the Trusts for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear or are incorporated by reference in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company, the Subsidiaries and the Trusts and have found them to be in agreement.


                                  Schedule G-2

                                   EXHIBIT A


December [ - ], 2002


A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

Ladies and Gentlemen:

      In consideration of the agreement of A.G. Edwards & Sons, Inc. ("A.G. Edwards") to underwrite a proposed public offering (the "Offering") of shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Thornburg Mortgage, Inc., a Maryland corporation (the "Company"), as contemplated by a registration statement on Form S-3 (File No. 333-61966), including a prospectus (the "Registration Statement"), with respect to the Shares, the undersigned hereby agrees that the undersigned will not, for a period of 45 days after the commencement of the public offering of such Shares, without the prior written consent of A.G. Edwards (which consent will not be unreasonably withheld), offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for, shares of capital stock, except that no consent shall be required for sales of any shares of Common Stock sold by any officer or director to the Company, at the current market value, as reported on the NYSE, at the time of any such sale, pursuant to a stock repurchase plan instituted by the Company and approved by the Company's Board of Directors, which is in compliance with all applicable securities laws and the rules and regulations of the NYSE.

                                            Very truly yours,


                                            By _________________________________
                                               Name:
                                               Title: